Exhibit 10.3

Nur die deutsche Fassung ist rechtsverbindlich	Only the German version is legally binding

1. Nachtrag zum Geschäftsführer- Anstellungsvertrag	1st amendment to the Managing Director Agreement

Es wird die nachfolgende Änderung vereinbart mit Wirkung zum 16. Oktober 2015 in Ziffer 2.1. im Geschäftsführer-Anstellungsvertrag zwischen	The following change is agreed on with effect as of 16 October 2015 in Clause 2.1 of the Managing Director Agreement between

Karyopharm Europe GmbH

Franziska-Bilek-Weg 9, 80339 München/ Munich

Deutschland/ Germany

- im folgenden Arbeitgeber genannt - / - hereinafter referred to as Employer -

und/ and

Herrn/ Mr

Ran Frenkel

HaTamar Street 3, Yehud-Monosson

Israel

- im folgenden Geschäftsführer genannt - /

- hereinafter referred to as Managing Director–

2. Vertragsdauer	2. Term of Agreement

2.1 Die Befristung des bestehenden Geschäftsführer-Anstellungsvertrags wird verlängert. Der Geschäftsführer-Anstellungsvertrag endet ohne dass es einer Kündigung bedarf am 31. Dezember 2015.	2.1 The fixed term of the Managing Director Agreement will be prolonged. The Managing Director Agreement ends without notice of termination at the end of 31 December 2015.

Alle anderen Vereinbarungen des Geschäftsführer-Anstellungsvertrags bleiben unverändert.	All other clauses of the Managing Director Agreement remain unchanged.

Newton, MA, USA 15-Oct-2015 Ort, Datum/ Place, Date	Tel Aviv 15/10/2015 Ort, Datum/ Place, Date

/s/ Christopher B. Primiano Für den Arbeitgeber/ for the Employer	/s/ Ran Frenkel Für den Geschäftsführer/ for the Managing Director